EXHIBIT D
NOTICE OF CANCELLATION OF TENDER
Regarding Interests in
J.P. MORGAN ACCESS MULTI-STRATEGY FUND, L.L.C.
Tendered Pursuant to the Offer to Purchase
Dated March 28, 2011
THE OFFER AND CANCELLATION RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF CANCELLATION OF TENDER MUST BE
RECEIVED BY BNY MELLON INVESTMENT SERVICING (US) INC. BY,
12:00 MIDNIGHT, NEW YORK TIME, ON MONDAY, APRIL 25, 2011,
UNLESS THE OFFER IS EXTENDED.
Complete This Notice of Cancellation of Tender And Return To:

J.P. Morgan Access Multi-Strategy Fund, L.L.C.,
c/o BNY Mellon Investment Servicing (US) Inc.
P.O. Box 9870
Providence, RI 02940-8070
Attention: Tender Offer Administrator
Phone: (302) 791-2810
Fax: (508) 599-6007
Overnight mail to:
J.P. Morgan Access Multi-Strategy Fund, L.L.C.
c/o BNY Mellon Investment Servicing (US) Inc.
101 Sabin Street
Pawtucket, RI 02860
Attention: Tender Offer Administrator

Ladies and Gentlemen:
The undersigned wishes to cancel the tender of its limited liability company interest in J.P. Morgan Access Multi-Strategy Fund, L.L.C. (the “Fund”), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                     .
Such tender was in the amount of:
☐ The undersigned’s entire limited liability company interest.
☐ A portion of the undersigned’s limited liability company interest expressed as a specific dollar value.
$
The undersigned recognizes that upon the submission on a timely basis of this Notice of Cancellation of Tender, properly executed, the interest in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.
SIGNATURE(S):

FOR INDIVIDUAL INVESTORS	FOR OTHER INVESTORS:
AND JOINT TENANTS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date:  ___________

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